Exhibit 20.16

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - April 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591	MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		16.63%
Delinquency Rate:	30 to 59 days	1.20%
60 to 89 days		0.76%
90 + days		1.80%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		17.86%
Weighted Average Coupon		6.16%
Servicing Fee Percentage		1.50%
Net Loss Rate		4.47%

Excess Spread Percentage:	Apr-05	5.73%
Mar-05		6.68%
Feb-05		7.21%
3-Month Average Excess Spread		6.54%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500	MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		16.63%
Delinquency Rate:	30 to 59 days	1.20%
	60 to 89 days	0.76%
	90 + days	1.80%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	17.86%
	Weighted Average Coupon	3.54%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	4.47%

Excess Spread Percentage:	Apr-05	8.34%
	Mar-05	9.41%
	Feb-05	9.82%
	3-Month Average Excess Spread	9.19%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the

Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2000-2		COMT 2000-3		COMT 2000-4
Size		$750	MM	$1000	MM	$1200	MM
Expected Maturity (Class A)		06/15/2005		08/15/2007		10/17/2005

Gross Monthly Payment Rate		16.63%		16.63%		16.63%
Delinquency Rate:	30 to 59 days	1.20%		1.20%		1.20%
60 to 89 days		0.76%		0.76%		0.76%
90 + days		1.80%		1.80%		1.80%

Excess Spread Analysis

Series		COMT 2000-2	COMT 2000-3	COMT 2000-4
Portfolio Yield		17.86%	17.86%	17.86%
Weighted Average Coupon		7.26%	3.56%	6.18%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		4.47%	4.47%	4.47%

Excess Spread Percentage:	Apr-05	4.12%	7.82%	5.20%
Mar-05		5.06%	8.90%	6.18%
Feb-05		5.56%	9.30%	6.77%
3-Month Average Excess Spread		4.91%	8.67%	6.05%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2001-1		COMT 2001-2		COMT 2001-3		COMT 2001-5
Size		$1200	MM	$1200	MM	$750	MM	$1000	MM
Expected Maturity (Class A)		02/15/2008		03/15/2006		05/15/2006		08/15/2006

Gross Monthly Payment Rate		16.63%		16.63%		16.63%		16.63%
Delinquency Rate:	30 to 59 days	1.20%		1.20%		1.20%		1.20%
	60 to 89 days	0.76%		0.76%		0.76%		0.76%
	90 + days	1.80%		1.80%		1.80%		1.80%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	17.86%	17.86%	17.86%	17.86%
	Weighted Average Coupon	3.21%	5.24%	5.20%	5.07%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	4.47%	4.47%	4.47%	4.47%

Excess Spread Percentage:	Apr-05	8.18%	6.14%	6.18%	6.31%
	Mar-05	9.27%	7.12%	7.15%	7.28%
	Feb-05	9.77%	7.71%	7.73%	7.86%
	3-Month Average Excess Spread	9.07%	6.99%	7.02%	7.15%

Capital One Master Trust (COMT)

Series		COMT 2001-6		COMT 2001-8
Size		$1300	MM	$1000	MM
Expected Maturity (Class A)		08/15/2008		10/16/2006

Gross Monthly Payment Rate		16.63%		16.63%
Delinquency Rate:	30 to 59 days	1.20%		1.20%
	60 to 89 days	0.76%		0.76%
	90 + days	1.80%		1.80%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	17.86%	17.86%
	Weighted Average Coupon	3.40%	4.50%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	4.47%	4.47%

Excess Spread Percentage:	Apr-05	7.98%	6.88%
	Mar-05	9.06%	7.85%
	Feb-05	9.48%	8.43%
	3-Month Average Excess Spread	8.84%	7.72%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2002-1		COMT 2002-2		COMT 2002-4
Size		$1000	MM	$620	MM	$750	MM
Expected Maturity (Class A)		01/15/2009		03/15/2007		05/15/2007

Gross Monthly Payment Rate		16.63%		16.63%		16.63%
Delinquency Rate:	30 to 59 days	1.20%		1.20%		1.20%
60 to 89 days		0.76%		0.76%		0.76%
90 + days		1.80%		1.80%		1.80%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		17.86%	17.86%	17.86%
Weighted Average Coupon		3.23%	3.17%	4.78%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		4.47%	4.47%	4.47%

Excess Spread Percentage:	Apr-05	8.15%	8.22%	6.61%
Mar-05		9.24%	9.30%	7.57%
Feb-05		9.74%	9.81%	8.16%
3-Month Average Excess Spread		9.04%	9.11%	7.44%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.